Exhibit 99.1

CONTACT:

Dee Ann Johnson

Chief Financial Officer and Treasurer

(412) 456-4410

dajohnson@ampcopgh.com

FOR IMMEDIATE RELEASE

PITTSBURGH, PA

February 13, 2015

Ampco-Pittsburgh Fourth Quarter 2014 Results Conference Call

Ampco-Pittsburgh Corporation (NYSE: AP) will hold a conference call on Friday, February 27, 2015 at 10:30 a.m. Eastern Time to discuss its financial results for the fourth quarter and year ended December 31, 2014 . John Stanik, Ampco’s Chief Executive Officer; Rodney Scagline, Executive Vice President of the Forged and Cast Rolls Segment; Terry Kenny, President of the Air and Liquid Processing Segment; and Dee Ann Johnson, Chief Financial Officer, will discuss the Corporation’s results.

If you would like to participate in the conference call, please register at www.ampcopgh.com or phone 1-877-267-7197 shortly before the scheduled start time.

The conference call will be rebroadcast beginning two hours after the call and will conclude March 6, 2015, at midnight Eastern Time. To listen to the rebroadcast, please visit our website at www.ampcopgh.com.

The matters discussed herein may contain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from expectations. Some of these risks are set forth in the Corporation’s Annual Report on Form 10-K as well as the Corporation’s other reports filed with the Securities and Exchange Commission.